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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 33-96024 of Video Update, Inc. on Form S-8 of our report dated September 1, 2000 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to Video Update, Inc.'s ability to continue as a going concern), appearing in this Annual Report on Form 10-K of Video Update, Inc. for the year ended April 30, 2000.


                            /s/ Deloitte & Touche LLP


Minneapolis, Minnesota
September 8, 2000